Exhibit 23.3
Consent of Independent Certified Public Accountant
Marks Paneth & Shron LLP
Certified Public Accountants
622 Third Avenue
New York, NY 10017
The Board of Directors
Wellsford Real Properties, Inc. (“Wellsford”)
We consent to the use of our report dated February 16, 2007 in the Form S-4/A (which Form is dated March 6, 2007) of Wellsford for the registration of securities pursuant to the merger transaction between Wellsford and Reis, Inc. and to the reference to the undersigned under the heading “Experts” therein.
/s/ Marks Paneth & Shron LLP
Marks Paneth & Shron LLP
New York, NY
March 6, 2007